EXHIBIT 4.1

Hanover Compressor Company,

as Issuer

and

The Subsidiary Guarantors named herein,

as Subsidiary Guarantors

to

Wachovia Bank, National Association,

as Trustee

Senior Indenture

Dated as of December 15, 2003

i

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

Opinion of Counsel		4
Original Issue Discount Security		4
Outstanding		4
Paying Agent		5
Person		5
Place of Payment		5
Predecessor Security		5
Redemption Date		5
Redemption Price		5
Regular Record Date		6
Securities		6
Securities Act		6
Security Register		6
Security Registrar		6
Significant Subsidiary		6
Special Record Date		6
Stated Maturity		6
Subsidiary		6
Subsidiary Guarantees		6
Subsidiary Guarantors		6
Trading Day		6
Trust Indenture Act		6
Trustee		6
U.S. Government Obligation		7
Vice President		7
Voting Stock		7
Wholly Owned Subsidiary		7
Section 102.	Compliance Certificates and Opinions.	7
Section 103.	Form of Documents Delivered to Trustee.	7
Section 104.	Acts of Holders; Record Dates.	8
Section 105.	Notices, Etc., to Trustee and Company.	10
Section 106.	Notice to Holders; Waiver.	10
Section 107.	Conflict with Trust Indenture Act.	10
Section 108.	Effect of Headings and Table of Contents.	11
Section 109.	Successors and Assigns.	11
Section 110.	Separability Clause.	11
Section 111.	Benefits of Indenture.	11
Section 112.	Governing Law.	11
Section 113.	Legal Holidays.	11

ARTICLE TWO

SECURITY FORMS

Section 201.	Forms Generally.	12
Section 202.	Form of Face of Security.	12
Section 203.	Form of Reverse of Security.	13
Section 204.	Form of Subsidiary Guarantee.	17
Section 205.	Form of Legend for Global Securities.	19
Section 206.	Form of Trustee’s Certificate of Authentication.	19
Section 207.	Form of Conversion Notice.	19

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

Section 609.	Corporate Trustee Required; Eligibility.	39
Section 610.	Resignation and Removal; Appointment of Successor.	39
Section 611.	Acceptance of Appointment by Successor.	40
Section 612.	Merger, Conversion, Consolidation or Succession to Business.	41
Section 613.	Preferential Collection of Claims Against Company and Subsidiary Guarantors.	42
Section 614.	Appointment of Authenticating Agent.	42

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 701.	Company to Furnish Trustee Names and Addresses of Holders.	43
Section 702.	Preservation of Information; Communications to Holders.	43
Section 703.	Reports by Trustee.	44
Section 704.	Reports by Company and Subsidiary Guarantors.	44

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 801.	Company May Consolidate, Etc., Only on Certain Terms.	44
Section 802.	Subsidiary Guarantors May Consolidate, Etc., Only on Certain Terms.	45
Section 803.	Successor Substituted.	45

ARTICLE NINE

SUPPLEMENTAL INDENTURES

Section 901.	Supplemental Indentures Without Consent of Holders.	46
Section 902.	Supplemental Indentures With Consent of Holders.	47
Section 903.	Execution of Supplemental Indentures.	48
Section 904.	Effect of Supplemental Indentures.	48
Section 905.	Conformity with Trust Indenture Act.	48
Section 906.	Reference in Securities to Supplemental Indentures.	48
Section 907.	Notice of Supplemental Indentures and Waivers.	48

ARTICLE TEN

COVENANTS

Section 1001.	Payment of Principal, Premium and Interest.	49
Section 1002.	Maintenance of Office or Agency.	49
Section 1003.	Money for Securities Payments to Be Held in Trust.	49
Section 1004.	Statement by Officers as to Default.	50
Section 1005.	Existence.	51
Section 1006.	Maintenance of Properties.	51
Section 1007.	Payment of Taxes and Other Claims.	51
Section 1008.	Maintenance of Insurance.	51
Section 1009.	Waiver of Certain Covenants.	51

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

Section 1101.	Applicability of Article.	52
Section 1102.	Election to Redeem; Notice to Trustee.	52
Section 1103.	Selection by Trustee of Securities to Be Redeemed.	52
Section 1104.	Notice of Redemption.	53
Section 1105.	Deposit of Redemption Price.	54
Section 1106.	Securities Payable on Redemption Date.	54
Section 1107.	Securities Redeemed in Part.	54

ARTICLE TWELVE

[INTENTIONALLY OMITTED]

ARTICLE THIRTEEN

SUBSIDIARY GUARANTEES

Section 1301.	Applicability of Article.	55
Section 1302.	Subsidiary Guarantee.	55
Section 1303.	Execution and Delivery of Subsidiary Guarantees.	56
Section 1304.	Release of Subsidiary Guarantors.	57
Section 1305.	Additional Subsidiary Guarantors.	57
Section 1306.	Limitation on Liability.	57

ARTICLE FOURTEEN

[INTENTIONALLY OMITTED]

ARTICLE FIFTEEN

DEFEASANCE AND COVENANT DEFEASANCE

Section 1501.	Company’s Option to Effect Defeasance or Covenant Defeasance.	58
Section 1502.	Defeasance and Discharge.	58
Section 1503.	Covenant Defeasance.	58
Section 1504.	Conditions to Defeasance or Covenant Defeasance.	59
Section 1505.	Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.	60
Section 1506.	Reinstatement.	61

ARTICLE SIXTEEN

SINKING FUNDS

Section 1601.	Applicability of Article.	61
Section 1602.	Satisfaction of Sinking Fund Payments with Securities.	61
Section 1603.	Redemption of Securities for Sinking Fund.	62

v

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

ARTICLE SEVENTEEN

CONVERSION OF SECURITIES

Section 1701.	Applicability of Article.	62
Section 1702.	Exercise of Conversion Privilege.	62
Section 1703.	Fractional Interests.	63
Section 1704.	Adjustment of Conversion Price.	64
Section 1705.	Continuation of Conversion Privilege in Case of Merger, Consolidation or Sale of Assets.	68
Section 1706.	Notice of Certain Events.	68
Section 1707.	Taxes on Conversion.	69
Section 1708.	Company to Provide Stock.	69
Section 1709.	Disclaimer of Responsibility for Certain Matters.	70
Section 1710.	Return of Funds Deposited for Redemption of Converted Securities.	70

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

Hanover Compressor Company

Certain Sections of this Indenture relating to Sections 310 through 318,

inclusive, of the Trust Indenture Act of 1939:

Trust Indenture Act Section	Indenture Section
§ 310 (a)(1)	609
(a)(2)	609
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	608
610
§ 311 (a)	613
(b)	613
§ 312 (a)	701
702
(b)	702
(c)	702
§ 313 (a)	703
(b)	703
(c)	703
(d)	703
§ 314 (a)	704
(a)(4)	101
1004
(b)	Not Applicable
(c)(1)	102
(c)(2)	102
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	102
§ 315 (a)	601
(b)	602
(c)	601
(d)	601
(e)	514
§ 316 (a)	101
(a)(1)(A)	502
512
(a)(1)(B)	513
(a)(2)	Not Applicable
(b)	508
(c)	104
§ 317 (a)(1)	503
(a)(2)	504
(b)	1003
§ 318 (a)	107

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

INDENTURE, dated as of December 15, 2003, among Hanover Compressor Company, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), having its principal office at 12001 North Houston Rosslyn, Houston, Texas 77086, each of the Subsidiary Guarantors (as hereinafter defined) and Wachovia Bank, National Association, a national banking association, as Trustee (herein in such capacity called the “Trustee”).

RECITALS OF THE COMPANY AND THE SUBSIDIARY GUARANTORS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as in this Indenture provided.

The Company and the Subsidiary Guarantors are members of the same consolidated group of companies. The Subsidiary Guarantors will derive direct and indirect economic benefit from the issuance of the Securities. Accordingly, each Subsidiary Guarantor has duly authorized the execution and delivery of this Indenture to provide for its full, unconditional and joint and several guarantee of the Securities to the extent provided in or pursuant this Indenture.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

Section 101. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of this instrument;

(4) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture; and

(5) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act”, when used with respect to any Holder, has the meaning specified in Section 104.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that direct or indirect beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to control.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Board of Directors” means, with respect to the Company, either the board of directors of the Company or any committee of that board duly authorized to act for it in respect hereof, and with respect to any Subsidiary Guarantor, either the board of directors of such Subsidiary Guarantor or any committee of that board duly authorized to act for it in respect hereof.

“Board Resolution” means, with respect to the Company or a Subsidiary Guarantor, a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or such Subsidiary Guarantor, as the case may be, to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day”, when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

“Commission” means the Securities and Exchange Commission, from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means the Common Stock, par value $0.001 per share, of the Company as the same exists at the date of execution and delivery of this Indenture or other Capital Stock of the Company into which such Common Stock is converted, reclassified or changed from time to time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and delivered to the Trustee.

“Conversion Agent” means any Person authorized by the Company to convert any Securities on behalf of the Company.

“Conversion Price” has the meaning specified in Section 1704.

“Conversion Shares” has the meaning specified in Section 1704(k).

“Corporate Trust Office” means the office of the Trustee in the City of Houston, Texas at which at any particular time its corporate trust business shall be administered.

The term “corporation” means a corporation, association, limited liability company, joint-stock company, partnership or business trust.

“Covenant Defeasance” has the meaning specified in Section 1503.

“Date of Conversion” has the meaning set forth in Section 1702.

“Defaulted Interest” has the meaning specified in Section 307.

“Defeasance” has the meaning specified in Section 1502.

“Depositary” means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 301.

“Distribution Date” has the meaning specified in Section 1704(k).

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Expiration Date” has the meaning specified in Section 104.

“Expiration Time” has the meaning specified in Section 1704(e).

“Global Security” means a Security that evidences all or part of the Securities of any series and bears the legend set forth in Section 205 (or such legend as may be specified as contemplated by Section 301 for such Securities).

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 301.

“Insolvency or Liquidation Proceeding” has the meaning specified in Section 607.

“interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Investment Company Act” means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

“Last Sale Price” has the meaning specified in Section 1703.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Notice of Default” means a written notice of the kind specified in Section 501(4).

“Offer” has the meaning specified in Section 1704(e).

“Officer’s Certificate” means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, of the Company or a Subsidiary Guarantor, as the case may be, and delivered to the Trustee. The officer signing the Company’s Officer’s Certificate given pursuant to Section 1004 shall be the principal executive, financial or accounting officer of the Company.

“Opinion of Counsel” means, as to the Company or a Subsidiary Guarantor, a written opinion of counsel, who may be counsel for the Company or such Subsidiary Guarantor, as the case may be, and who shall be acceptable to the Trustee.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3) Securities as to which Defeasance has been effected pursuant to Section 1502; and

(4) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 502, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 301, (C) the principal amount of a Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 301, of the principal amount of such Security (or, in the case of a Security described in clause (A) or (B) above, of the amount determined as provided in such clause), and (D) Securities owned by the Company, any Subsidiary Guarantor or any other obligor upon the Securities or any Affiliate of the Company, any Subsidiary Guarantor or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company, a Subsidiary Guarantor or any other obligor upon the Securities or any Affiliate of the Company, a Subsidiary Guarantor or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of or any premium or interest on any Securities on behalf of the Company.

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by Section 301.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Significant Subsidiary” means, at any date of determination, any Subsidiary that represents 10% or more of the Company’s consolidated assets at the end of the most recent fiscal quarter for which financial information is available or 10% or more of the Company’s consolidated net revenues or consolidated operating income for the most recent four quarters for which financial information is available.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” of any Person means (1) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (2) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

“Subsidiary Guarantees” means the guarantees of each Subsidiary Guarantor as provided in Article Thirteen.

“Subsidiary Guarantors” means (i) the subsidiaries listed in Schedule I hereto and (ii) each other Subsidiary of the Company that becomes a Subsidiary Guarantor in accordance with Section 1305 hereof, in each case (i) and (ii) until such Subsidiary Guarantor ceases to be such in accordance with Section 1304 hereof.

“Trading Day” has the meaning specified in Section 1703.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“U.S. Government Obligation” has the meaning specified in Section 1504.

“Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Voting Stock” of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

Section 102. Compliance Certificates and Opinions.

Upon any application or request by the Company or any Subsidiary Guarantor to the Trustee to take any action under any provision of this Indenture, the Company and/or such Subsidiary Guarantor, as appropriate, shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officer’s Certificate, if to be given by an officer of the Company or a Subsidiary Guarantor, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include,

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 103. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company or a Subsidiary Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or such Subsidiary Guarantor stating that the information with respect to such factual matters is in the possession of the Company or such Subsidiary Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 104. Acts of Holders; Record Dates.

Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Securities of any or all series may take action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with procedures approved by the Trustee, (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders or (d) in the case of Securities evidenced by a Global Security, by any electronic transmission or other message, whether or not in written format, that complies with the Depositary’s applicable procedures. Such evidence (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the relevant Holders. Proof of execution of any such instrument or of a writing appointing any such agent or proxy shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

The ownership of Securities shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date, provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in Section 512, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

With respect to any record date set pursuant to this Section, the party hereto which sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 105. Notices, Etc., to Trustee, Company and Subsidiary Guarantor.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Company or any Subsidiary Guarantor shall be sufficient for every purpose hereunder if in writing (which may be by facsimile) and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or

(2) the Company or any Subsidiary Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered by recognized overnight courier or mailed, first-class postage prepaid, in the case of the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company and, in the case of any Subsidiary Guarantor, to it at the address of the Company’s principal office specified in the first paragraph of this instrument, Attention: Chief Financial Officer, or at any other address previously furnished in writing to the Trustee by such Subsidiary Guarantor.

Section 106. Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Section 107. Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 108. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 109. Successors and Assigns.

All covenants and agreements in this Indenture by the Company and any Subsidiary Guarantor shall bind its successors and assigns, whether so expressed or not.

Section 110. Separability Clause.

In case any provision in this Indenture, the Securities or the Subsidiary Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforce ability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 111. Benefits of Indenture.

Nothing in this Indenture, the Securities or the Subsidiary Guarantees, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 112. Governing Law.

This Indenture, the Securities and the Subsidiary Guarantees shall be governed by and construed in accordance with the laws of the State of New York.

Section 113. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, purchase date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date or purchase date, or at the Stated Maturity, and no interest shall accrue on the payments from and after such date.

ARTICLE TWO

SECURITY FORMS

Section 201. Forms Generally.

The Securities of each series and, if applicable, the Subsidiary Guarantees to be endorsed thereon shall be in substantially the form set forth in this Article, or in such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities or Subsidiary Guarantees, as the case may be, as evidenced by their execution thereof. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Section 202. Form of Face of Security.

[Insert any legend required by the Internal Revenue Code and the regulations thereunder.]

Hanover Compressor Company

No.	$

Hanover Compressor Company, a corporation duly organized and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                                                  , or registered assigns, the principal sum of                                          Dollars on [if the Security is to bear interest prior to Maturity, insert — , and to pay interest thereon from              or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on              and              in each year, commencing             , at the rate of     % per annum, until the principal hereof is paid or made available for payment, provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of     % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the      or      (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture].

[If the Security is not to bear interest prior to Maturity, insert — The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and any overdue premium shall bear interest at the rate of     % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal or premium shall be payable on demand. Any such interest on overdue principal or premium which is not paid on demand shall bear interest at the rate of     % per annum (to the extent that the payment of such interest on interest shall be legally enforceable), from the date of such demand until the amount so demanded is paid or made available for payment. Interest on any overdue interest shall be payable on demand.]

Payment of the principal of (and premium, if any) and [if applicable, insert — any such] interest on this Security will be made at the office or agency of the Company maintained for that purpose in             , in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

Hanover Compressor Company

By

Attest:

Section 203. Form of Reverse of Security.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of December 15, 2003 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), among the Company, the Subsidiary Guarantors named therein and Wachovia Bank, National Association, as Trustee (herein in such capacity called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Subsidiary Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable, insert — , limited in aggregate principal amount to $            ].

[If applicable, insert — The Securities of this series are subject to redemption upon not less than 30 days’ notice by mail, [if applicable, insert — (1) on              in any year commencing with the year and ending with the year          through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [if applicable, insert — on or after             ,

20        ], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [if applicable, insert — on or before                     ,     %, and if redeemed] during the 12-month period beginning                      of the years indicated,

Year	Redemption Price	Year	Redemption Price

and thereafter at a Redemption Price equal to     % of the principal amount, together in the case of any such redemption [if applicable, insert — (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert — The Securities of this series are subject to redemption upon not less than 30 days’ notice by mail, (1) on              in any year commencing with the year          and ending with the year          through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [if applicable, insert — on or after             ], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning              of the years indicated,

Year	Redemption Price For Redemption Through Operation of the Sinking Fund	Redemption Price For Redemption Otherwise Than Through Operation of the Sinking Fund

and thereafter at a Redemption Price equal to     % of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert — Notwithstanding the foregoing, the Company may not, prior to            , redeem any Securities of this series as contemplated by [if applicable, insert — clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than     % per annum.]

[If applicable, insert — The sinking fund for this series provides for the redemption on              in each year beginning with the year          and ending with the year          of [if applicable, insert — not less than $             (“mandatory sinking fund”) and not more than] $             aggregate principal amount of Securities of this series. Securities of this series acquired or redeemed by the Company otherwise than through [if applicable, insert — mandatory] sinking fund payments may be credited against subsequent [if applicable, insert — mandatory] sinking fund payments otherwise required to be made [if applicable, insert — , in the inverse order in which they become due].]

[If the Security is subject to redemption of any kind, insert — In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

[If the Security is subject to conversion, insert — Subject to the provisions of the Indenture, each Holder has the right to convert the principal amount of this Security into fully paid and nonassessable shares of Common Stock of the Company at the initial Conversion Price per share of Common Stock of $             (or $             in principal amount of Securities for each such share of Common Stock), or at the adjusted Conversion Price then in effect, if adjustment has been made as provided in the Indenture, upon surrender of the Security to the Conversion Agent, together with a fully executed notice in substantially the form attached hereto and, if required by the Indenture, an amount equal to accrued interest payable on this Security.]

[If applicable, insert — As provided in the Indenture and subject to certain limitations therein set forth, the obligations of the Company under this Security are guaranteed pursuant to the Subsidiary Guarantees endorsed hereon. The Indenture provides that a Subsidiary Guarantor shall be released from its Subsidiary Guarantee upon compliance with certain conditions.]

[If applicable, insert — The Indenture contains provisions for Defeasance at any time of [the entire indebtedness of this Security] [or] [certain restrictive covenants and Events of Default with respect to this Security] [, in each case] upon compliance with certain conditions set forth in the Indenture.]

[If the Security is not an Original Issue Discount Security, insert — If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

[If the Security is an Original Issue Discount Security, insert — If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to — insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and premium and interest, if any, on the Securities of this series shall terminate.]

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and provided the Trustee indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $             and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Section 204. Form of Subsidiary Guarantee.

SUBSIDIARY GUARANTEE

For value received, each of the Subsidiary Guarantors named (or deemed herein to be named) below hereby jointly and severally fully and unconditionally guarantees to the Holder of the Security upon which this Subsidiary Guarantee is endorsed, and to the Trustee on behalf of such Holder, the due and punctual payment of the principal of (and premium, if any) and interest on such Security when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption, offer to purchase or otherwise, according to the terms thereof and of the Indenture referred to therein and to cover all the rights of the Trustee under Section 607. In case of the failure of the Company punctually to make any such payment, each of the Subsidiary Guarantors hereby jointly and severally agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, call for redemption, offer to purchase or otherwise, and as if such payment were made by the Company.

Each of the Subsidiary Guarantors hereby jointly and severally agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, the validity, regularity or enforceability of such Security or the Indenture, the absence of any action to enforce the same or any release, amendment, waiver or indulgence granted to the Company or any other guarantor, or any consent to departure from any requirement of any other guarantee of all or of any of the Securities of this series, or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such release, amendment, waiver or indulgence shall, without the consent of such Subsidiary Guarantor, increase the principal amount of such Security, or increase the interest rate thereon, or alter the Stated Maturity thereof. Each of the Subsidiary Guarantors hereby waives the benefits of diligence, presentment, demand of payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other lien on any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in such Security and in this Subsidiary Guarantee. Each Subsidiary Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default with respect to Securities of this series, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Securities of this series, to collect interest on the Securities of this series, or to enforce or exercise any other right or remedy with respect to the Securities of this series, such Subsidiary Guarantor agrees to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

No reference herein to the Indenture and no provision of this Subsidiary Guarantee or of the Indenture shall alter or impair the Subsidiary Guarantee of any Subsidiary Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal (and premium, if any) and interest on the Security upon which this Subsidiary Guarantee is endorsed.

Each Subsidiary Guarantor shall be subrogated to all rights of the Holder of this Security against the Company in respect of any amounts paid by such Subsidiary Guarantor on account of this Security pursuant to the provisions of its Subsidiary Guarantee or the Indenture; provided, however, that such Subsidiary Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any) and interest on this Security and all other Securities of this series issued under the Indenture shall have been paid in full.

This Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities of this series is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any Holder of the Securities of this series, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities of this series shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

The Subsidiary Guarantors or any particular Subsidiary Guarantor shall be released from this Subsidiary Guarantee upon the terms and subject to certain conditions provided in the Indenture.

By delivery to the Trustee of a supplement to the Indenture referred to in the Security upon which this Subsidiary Guarantee is endorsed in accordance with the terms of the Indenture, each Person that becomes a Subsidiary Guarantor after the date of first issuance of the Securities of this series will be deemed to have executed and delivered this Subsidiary Guarantee for the benefit of the Holder of the Security upon which this Subsidiary Guarantee is endorsed with the same effect as if such Subsidiary Guarantor was named below and has executed and delivered this Subsidiary Guarantee.

All terms used in this Subsidiary Guarantee which are defined in the Indenture shall have the meanings assigned to them in such Indenture.

This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Subsidiary Guarantee is endorsed shall have been executed by the Trustee under the Indenture by manual signature.

Reference is made to the Indenture for further provisions with respect to this Subsidiary Guarantee.

This Subsidiary Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, each of the Subsidiary Guarantors has caused this Subsidiary Guarantee to be duly executed.

[Insert Names of Subsidiary Guarantors]

By
Title:

Section 205. Form of Legend for Global Securities.

Unless otherwise specified as contemplated by Section 301 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Section 206. Form of Trustee’s Certificate of Authentication.

The Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Wachovia Bank, National Association,
As Trustee

By
Authorized Signatory

Section 207. Form of Conversion Notice.

Each convertible Security shall have attached thereto, or set forth on the reverse of the Security, a notice of conversion in substantially the following form:

Conversion Notice

To: Hanover Compressor Company

The undersigned owner of this Security hereby: (i) irrevocably exercises the option to convert this Security, or the portion hereof below designated, for shares of Common Stock of Hanover Compressor Company in accordance with the terms of the Indenture referred to in this Security and (ii) directs that such shares of Common Stock deliverable upon the conversion, together with any check in payment for fractional shares and any Security(ies) representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares are to be delivered registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated
Signature

Fill in for registration of shares if to be delivered, and of Securities if to be issued, otherwise than to and in the name of the registered holder.

Social Security or other
Taxpayer Identification Number

(Name)

(Street Address)

(City, State and Zip Code)
(Please print name and address)

Principal amount to be converted: (if less than all)
$

Signature Guarantee*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature acceptable to the Trustee).

ARTICLE THREE

THE SECURITIES

Section 301. Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and, subject to Section 303, set forth, or determined in the manner provided, in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

(1) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

(2) if the Securities of the series will not have the benefit of the Subsidiary Guarantees of the Subsidiary Guarantors;

(3) [intentionally omitted];

(4) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906 or 1107 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

(5) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(6) the date or dates on which the principal of any Securities of the series is payable;

(7) the rate or rates at which any Securities of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any such interest payable on any Interest Payment Date;

(8) the place or places where the principal of and any premium and interest on any Securities of the series shall be payable;

(9) the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Company and, if other than by a Board Resolution, the manner in which any election by the Company to redeem the Securities shall be evidenced;

(10) the obligation, if any, of the Company to redeem or purchase any Securities of the series pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(11) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Securities of the series shall be issuable;

(12) if the amount of principal of or any premium or interest on any Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

(13) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of the definition of “Outstanding” in Section 101;

(14) if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

(15) if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;

(16) if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(17) if applicable, that the Securities of the series, in whole or any specified part, shall be defeasible pursuant to Section 1502 or Section 1503 or both such Sections and, if other than by a Board Resolution, the manner in which any election by the Company to defease such Securities shall be evidenced;

(18) if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositories for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 205 and any circumstances in addition to or in lieu of those set forth in clause (2) of the last paragraph of Section 305 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

(19) any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 502;

(20) any addition to or change in the covenants set forth in Article Ten which applies to Securities of the series;

(21) whether the Securities of the series will be convertible into Common Stock (or cash in lieu thereof) and, if so, the terms and conditions upon which such conversion shall be effected including the initial Conversion Price and any adjustments thereto in addition to or different from those set forth in Section 1704, the conversion period and other provisions in addition to or in lieu of those set forth herein; and

(22) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 901(5)).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 303) set forth, or determined in the manner provided, in the Officer’s Certificate referred to above or in any such indenture supplemental hereto.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of the series.

The Securities of each series shall have the benefit of the Subsidiary Guarantees unless the Company elects otherwise upon the establishment of a series pursuant to this Section 301.

Section 302. Denominations.

The Securities of each series shall be issuable only in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 301. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

Section 303. Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents. If its corporate seal is reproduced thereon, then it shall be attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company and, if applicable, having endorsed thereon the Subsidiary Guarantees executed as provided in Section 1303 by the Subsidiary Guarantors to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions as permitted by Sections 201 and 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating,

(1) if the form of such Securities has been established by or pursuant to Board Resolution as permitted by Section 201, that such form has been established in conformity with the provisions of this Indenture;

(2) if the terms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture; and

(3) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, and, if applicable, the Subsidiary Guarantees endorsed thereon will constitute valid and legally binding obligations of the Subsidiary Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not acceptable to the Trustee.

Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officer’s Certificate otherwise required pursuant to Section 301 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Each Security shall be dated the date of its authentication.

No Security or Subsidiary Guarantee shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

In case the Company or any Subsidiary Guarantor, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall transfer, convey, sell, lease or otherwise dispose of substantially all its assets to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company or such Subsidiary Guarantor shall have been merged, or the Person which shall have received a transfer, conveyance, sale, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, transfer, conveyance, sale, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 303 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

Section 304. Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities and, if applicable, having endorsed thereon the Subsidiary Guarantees in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities and, if applicable, Subsidiary Guarantees may determine, as evidenced by their execution of such Securities and Subsidiary Guarantees.

If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and upon receipt of a Company Order the Trustee shall authenticate and deliver in exchange therefor one or more definitive

Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount and, if applicable, having endorsed thereon Subsidiary Guarantees executed by the Subsidiary Guarantors. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

Section 305. Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security of a series at the office or agency of the Company in a Place of Payment for that series, the Company shall execute, if applicable the Subsidiary Guarantors shall execute the Subsidiary Guarantees endorsed thereon and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, if applicable the Subsidiary Guarantors shall execute the Subsidiary Guarantees endorsed thereon and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities and, if applicable, the Subsidiary Guarantees endorsed thereon issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company and, if applicable, the respective Subsidiary Guarantors, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities and Subsidiaries Guarantees surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other similar governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906, 1107 or otherwise not involving any transfer.

If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Company shall not be required (A) to issue, register the transfer of or exchange any Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the selection of any such Securities for redemption under Section 1103, or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

The provisions of clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

(1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(2) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof, unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act and in either case the Company fails to appoint a successor Depositary within 90 days, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security and the Security Registrar shall have received a written request from such Depositary to issue certificated Securities or (C) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 301.

(3) Subject to clause (2) above, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

(4) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Section 304, 306, 906 or 1107 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

Section 306. Mutilated, Destroyed, Lost and Stolen Securities

If any mutilated Security is surrendered to the Trustee, the Company shall execute, if applicable the Subsidiary Guarantors shall execute the Subsidiary Guarantees endorsed thereon and the Trustee shall, upon receipt of a Company Order, authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity bond that is sufficient in the judgment of the Company and the Trustee to save each of them and any agent of either of them harmless from any loss that any of them may suffer if a Security is replaced, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, if applicable the Subsidiary Guarantors shall execute the Subsidiary Guarantees endorsed thereon and the Trustee shall, upon a receipt of a Company Order, authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable or is to be converted, the Company in its discretion may, instead of issuing a new Security, pay or authorize the conversion of such Security (without surrender thereof save in the case of a mutilated Security).

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security, and, if applicable, the Subsidiary Guarantees endorsed thereon, shall constitute an original additional contractual obligation of the Company and, if applicable, the respective Subsidiary Guarantors, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement, payment or conversion of mutilated, destroyed, lost or stolen Securities.

Section 307. Payment of Interest; Interest Rights Preserved.

Except as otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series in the manner set forth in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 308. Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company, the Subsidiary Guarantors or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 307) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, any Subsidiary Guarantor, the Trustee nor any agent of the Company, any Subsidiary Guarantor or the Trustee shall be affected by notice to the contrary.

Section 309. Cancellation.

All Securities surrendered for payment, redemption, purchase, conversion, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order.

Section 310. Computation of Interest.

Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

Section 401. Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect with respect to the Securities of any series, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1) either

(A) all Securities of such series theretofore authenticated and delivered (other than (i) Securities of such series which have been destroyed, lost or stolen and which have been replaced,

converted or paid as provided in Section 306 and (ii) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B) all such Securities of such series not theretofore delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or, if applicable, a Subsidiary Guarantor, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose money in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, and the Company has delivered irrevocable instructions to the Trustee to apply such money towards the payment of such Securities at the Stated Maturity or Redemption Date, as the case may be;

(2) the Company or a Subsidiary Guarantor has paid or caused to be paid all other sums payable hereunder by the Company or the Subsidiary Guarantors with respect to the Securities of such series; and

(3) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Securities of such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, any surviving rights of conversion, the obligations of the Trustee to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

Section 402. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee. If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company or any Subsidiary

Guarantor has been discharged or released pursuant to Section 401 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 401 with respect to such Securities in accordance with this Article; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

ARTICLE FIVE

REMEDIES

Section 501. Events of Default.

“Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of the principal of or any premium on any Security of that series at its Maturity; or

(3) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or

(4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5) default in the performance, or breach, of the provisions of Article Eight;

(6) [intentionally omitted];

(7) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company, any Significant Subsidiary or any group of Subsidiaries that together would constitute a Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company, any Significant Subsidiary or any group of Subsidiaries that together would constitute a Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, any Significant Subsidiary or any group of Subsidiaries that together would constitute a Significant Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, any Significant Subsidiary or any group of Subsidiaries that together would constitute a Significant Subsidiary or of any substantial part of its or their property, or ordering the winding up or liquidation of its or their affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(8) the commencement by the Company, any Significant Subsidiary or any group of Subsidiaries that together would constitute a Significant Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it or them to the entry of a decree or order for relief in respect of the Company, any Significant Subsidiary or any group of Subsidiaries that together would constitute a Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it or them, or the filing by it or them of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it or them to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, any Significant Subsidiary or any group of Subsidiaries that together would constitute a Significant Subsidiary or of any substantial part of its or their property, or the making by it or them of an assignment for the benefit of creditors, or the admission by it or them in writing of its or their inability to pay its or their debts generally as they become due, or the taking of corporate action by the Company, any Significant Subsidiary or any group of Subsidiaries that together would constitute a Significant Subsidiary in furtherance of any such action; or

(9) in the event the Subsidiary Guarantors have issued Subsidiary Guarantees with respect to the Securities of such series, the Subsidiary Guarantee of any Subsidiary Guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of this Indenture) or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of this Indenture); or

(10) any other Event of Default provided with respect to Securities of that series.

Section 502. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 501(7) or 501(8)) with respect to Securities of any series at the time Outstanding shall occur and be continuing, then in every such case the Trustee, or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series, may, and the Trustee at the request of such Holders shall, declare, by a notice in writing to the Company (and to the Trustee if given by Holders), the principal amount of all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, or if the principal amount thereof is not then determinable, such portion of the principal amount of such Securities, or such other amount in lieu of such principal amount, as may be specified by the terms thereof), together with premium, if any, and accrued and unpaid interest, if any, thereon, to be due and payable immediately, and upon any such declaration such principal amount (or specified amount), premium, if any, and accrued and unpaid interest, if any, thereon shall become immediately due and payable. If an Event of Default specified in Section 501(7) or 501 (8) with respect to Securities of any series at the time Outstanding shall occur, the principal amount of all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, or if the principal amount thereof is not then determinable, such portion of the principal amount of such Securities, or such other amount in lieu of such principal amount, as may be specified by the terms thereof), premium, if any, and accrued and unpaid interest, if any, thereon shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

(1) the Company or, if applicable, any Subsidiary Guarantor has paid or deposited with the Trustee a sum sufficient to pay

(A) all overdue interest on all Securities of that series,

(B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,

(C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

and

(2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal (or other specified amount) of, premium, if any, and interest on the Securities of that series which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if

(1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy. The Trustee may pursue any remedy available to the Holders or the Trustee whether hereunder, under the Securities or otherwise available to any Holder or the Trustee at law or equity.

Section 504. Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company, any Subsidiary Guarantor or any other obligor upon the Securities, or the property or creditors of the Company, any Subsidiary Guarantor or any other obligor upon the Securities, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or any Subsidiary Guarantee or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 505. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities or any Subsidiary Guarantee may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 506. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 607;

SECOND: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium and interest, respectively; and

THIRD: The balance, if any, to the Company or to such other party as a court of competent jurisdiction shall direct.

Section 507. Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered and furnished to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and furnishing of security or indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or offer by the Company to purchase the Securities pursuant to the terms of this Indenture, on the Redemption Date or purchase date, as applicable), or, if applicable, to convert such Security as provided in Article Seventeen, and to institute suit for the enforcement of any such payment or for the enforcement of any such right to convert, and such rights shall not be impaired without the consent of such Holder.

Section 509. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Subsidiary Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 510. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 512. Control by Holders.

The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that

(1) such direction shall not be in conflict with any rule of law or with this Indenture, and

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 513. Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

(1) in the payment of the principal of or any premium or interest on any Security of such series (including any Security which is required to have been purchased by the Company pursuant to an offer to purchase by the Company made pursuant to the terms of this Indenture), or

(2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 514. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or any Subsidiary Guarantor.

Section 515. Waiver of Usury, Stay or Extension Laws.

Each of the Company and the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

Section 601. Certain Duties and Responsibilities.

The duties and responsibilities of the Trustee shall be as expressly and explicitly set forth in this Indenture and as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it has reason to believe that repayment of such funds or adequate indemnity against such risk or liability is not assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 602. Notice of Defaults.

If a default occurs hereunder with respect to Securities of any series and is known to the Trustee, the Trustee shall give the Holders of Securities of such series notice of such default as and to the extent provided by the Trust Indenture Act. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

Section 603. Certain Rights of Trustee.

Subject to the provisions of Section 601:

(1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may require and, in the absence of bad faith on its part, rely upon an Officer’s Certificate or Opinion of Counsel or both;

(4) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have provided to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry;

(7) the Trustee shall not be required to give any bond or surety with respect to the execution of its rights and powers or with respect to this Indenture;

(8) the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company hereunder; but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements as aforesaid;

(9) the Trustee shall not have a duty to ensure that any duties or obligations herein imposed upon the Company or any other Person are performed, and, except as expressly provided herein, the Trustee shall not be liable or responsible for the failure of any other Person to perform any act required of it or them by this Indenture;

(10) the Trustee shall not be deemed to have notice of any default or Event of Default unless a trust officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office in accordance with this Indenture, and such notice references the Securities and this Indenture; and

(11) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

Section 604. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities and the Subsidiary Guarantees, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company or the Subsidiary Guarantors, as the case may be, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or the Subsidiary Guarantees endorsed thereon. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 605. May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or any Subsidiary Guarantor, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company and any Subsidiary Guarantor with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 606. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company or any Subsidiary Guarantor, as the case may be.

Section 607. Compensation and Reimbursement.

The Company and each Subsidiary Guarantor jointly and severally agree

(1) to pay to the Trustee from time to time compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all expenses, disbursements and advances incurred or made by the Trustee (including the compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or bad faith; and

(3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability, damage, claim or expense incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of its duties under this Indenture or the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or any cost or expense of enforcing this Indenture or the Securities. When the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in paragraph (7) or (8) of Section 501 of this Indenture, such expenses and the compensation for such services are intended to constitute expenses of administration under any Insolvency or Liquidation Proceeding. For the purposes of this paragraph,

“Insolvency or Liquidation Proceeding” means, with respect to any Person, (a) an insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or similar case or proceeding in connection therewith, relative to such Person or its creditors, as such, or its assets, or (b) any liquidation, dissolution or other winding-up proceeding of such Person, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of such Person.

To secure the Company’s payment obligations in this Section 607, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee as such, except that held in trust to pay the principal amount, or interest or premium, if any, as the case may be, on particular Securities. Such lien shall survive the satisfaction and discharge of this Indenture.

The Company’s payment obligations pursuant to this Section 607 shall survive the discharge of this Indenture.

Section 608. Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

Section 609. Corporate Trustee Required; Eligibility.

There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, which may be Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign in the manner and with the effect hereinafter specified in this Article.

Section 610. Resignation and Removal; Appointment of Successor.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 15 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

If at any time:

(1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (B) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 611. Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company, the Subsidiary Guarantors and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the Subsidiary Guarantors, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Company and the Subsidiary Guarantors shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 612. Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. As soon as practicable, the successor Trustee shall mail a notice of its succession to the Company and the Holders of the Securities then Outstanding. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 613. Preferential Collection of Claims Against Company and Subsidiary Guarantors.

If and when the Trustee shall be or become a creditor of the Company, any Subsidiary Guarantor or any other obligor upon the Securities, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company, such Subsidiary Guarantor or any such other obligor.

Section 614. Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer, conversion or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a Person organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such Person shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 106 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Wachovia Bank, National Association, As Trustee
By	,
As Authenticating Agent

By
Authorized Signatory

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 701. Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee with respect to the Securities of each series:

(1) semi-annually, within 10 days after a Regular Record Date in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of such series as of such Regular Record Date, as the case may be, and

(2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

Section 702. Preservation of Information; Communications to Holders.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company, the Subsidiary Guarantors nor the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 703. Reports by Trustee.

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.

Section 704. Reports by Company and Subsidiary Guarantors.

The Company and each of the Subsidiary Guarantors shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 801. Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into the Company or transfer, convey, sell, lease or otherwise dispose of all or substantially all of its assets, unless:

(1) in a transaction in which the Company does not survive or in which the Company transfers, conveys, sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity (for purposes of this Article Eight, a “Successor Company”) shall be a corporation, partnership, trust or other entity organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

(2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

(3) any other conditions provided pursuant to Section 301 with respect to the Securities of a series are satisfied; and

(4) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 802. Subsidiary Guarantors May Consolidate, Etc., Only on Certain Terms.

Except in a transaction resulting in the release of a Subsidiary Guarantor in accordance with the terms of this Indenture, each Subsidiary Guarantor shall not, and the Company shall not permit any Subsidiary Guarantor to, in a single or a series of related transactions, consolidate or merge with or into any Person (other than the Company or another Subsidiary Guarantor) or permit any Person (other than another Subsidiary Guarantor) to consolidate or merge with or into such Subsidiary Guarantor or transfer, convey, sell, lease or otherwise dispose of all or substantially all of its assets unless, in each case:

(1) in a transaction in which such Subsidiary Guarantor does not survive or in which all or substantially all of the assets of such Subsidiary Guarantor are transferred, conveyed, sold, leased or otherwise disposed of, the successor entity (the “Successor Subsidiary Guarantor”) shall be a corporation, partnership, trust or other entity organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, and shall expressly assume by an indenture supplemental hereto executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of all obligations of such Subsidiary Guarantor under its Subsidiary Guarantee and this Indenture and the performance of every covenant of this Indenture on the part of such Subsidiary Guarantor to be performed or observed; and

(2) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, conveyance, sale, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 803. Successor Substituted.

(a) Upon any consolidation of the Company with, or merger of the Company into, any other Person or any transfer, conveyance, sale, lease or other disposition of all or substantially all of the assets of the Company in accordance with Section 801, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

(b) Upon any consolidation of a Subsidiary Guarantor with, or merger of such Subsidiary Guarantor into, any other Person or any transfer, conveyance, sale, lease or other disposition of all or substantially all of the assets of such Subsidiary Guarantor in accordance with Section 802, the Successor Subsidiary Guarantor shall succeed to, and be substituted for, and may exercise every right and power of, such Subsidiary Guarantor under this Indenture with the same effect as if such successor Person had been named as a Subsidiary Guarantor herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and its Subsidiary Guarantee.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

Section 901. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company, when authorized by a Board Resolution, the Subsidiary Guarantors, when authorized by their respective Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another Person to the Company or any Subsidiary Guarantor and the assumption by any such successor of the covenants of the Company or any Subsidiary Guarantor herein and in the Securities or Subsidiary Guarantees, as the case may be; or

(2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

(3) to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

(4) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form; or

(5) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding; or

(6) to secure the Securities; or

(7) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301; or

(8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611; or

(9) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this clause (9) shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or

(10) to add new Subsidiary Guarantors;

(11) to make any change to comply with the requirements of the Trust Indenture Act or any amendment thereto; or

(12) to provide for adjustment of conversion rights pursuant to Section 1705 hereof.

Section 902. Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, any Security, the Subsidiary Guarantors and the Trustee, the Company, when authorized by a Board Resolution, the Subsidiary Guarantors, when authorized by their respective Board Resolutions and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security or any other Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of (a) any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or in the case of an offer to purchase Securities which has been made pursuant to a covenant contained in this Indenture, on or after the applicable purchase date) or (b) any conversion right with respect to any Security, or modify the provisions of this Indenture with respect to the conversion of the Securities, in a manner adverse to the Holders, or release any Subsidiary Guarantee other than as provided in this Indenture; or

(2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

(3) modify any of the provisions of this Section, Section 513 or Section 1009, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 1009, or the deletion of this proviso, in accordance with the requirements of Sections 611 and 901(8); or

(4) following the making of an offer to purchase Securities which has been made pursuant to a covenant contained in this Indenture, modify the provisions of this Indenture with respect to such offer to purchase in a manner adverse to such Holder.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 903. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Officer’s Certificate and Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 904. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 905. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 906. Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company, if applicable the Subsidiary Guarantees may be endorsed thereon and such new Securities may be authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

Section 907. Notice of Supplemental Indentures and Waivers.

Promptly after (i) the execution by the Company, the Subsidiary Guarantors and the Trustee of any supplemental indenture pursuant to the provisions of Section 902 hereof or (ii) a waiver under Section 513 or 1009 hereof becomes effective, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 106 hereof, setting forth in general terms the substance of such supplemental indenture or waiver, as the case may be; provided, however, the failure to give such notice to all such Holders, or any defect in such notice, shall not impair or affect the validity of such supplemental indenture or waiver.

ARTICLE TEN

COVENANTS

Section 1001. Payment of Principal, Premium and Interest.

The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of and any premium and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. Eastern time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

Section 1002. Maintenance of Office or Agency.

The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment or, if applicable, for conversion, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company or any Subsidiary Guarantor in respect of the Securities of that series or any Subsidiary Guarantee and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and each of the Company and the Subsidiary Guarantors hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. Further, if at any time there shall be no such office or agency in the Borough of Manhattan, The City of New York where the Securities may be presented or surrendered for payment, the Company shall forthwith designate and maintain such an office or agency in the Borough of Manhattan, The City of New York, in order that the Securities shall at all times be payable in the Borough of Manhattan, The City of New York. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 1003. Money for Securities Payments to Be Held in Trust.

If the Company or any Subsidiary Guarantor shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to 11:00 a.m. Eastern time on each due date of the principal of or any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (2) during the continuance of any default by the Company, the Subsidiary Guarantors, if applicable, or any other obligor upon the Securities of that series in the making of any payment in respect of the Securities of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, without interest, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company. The Company shall, and does hereby, indemnify the Trustee to the fullest extent permitted by law for the Trustee’s failure to comply with any abandoned property or escheat law by acting in accordance with this Section 1003.

Section 1004. Statement by Officers as to Default.

(a) The Company and the Subsidiary Guarantors will deliver to the Trustee, within 90 days after the end of each fiscal year of the Company ending after the date hereof, an Officer’s Certificate, stating whether or not to the best knowledge of the signer thereof the Company or such Subsidiary Guarantor, as the case may be, is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company or any Subsidiary Guarantor shall be in default, specifying all such defaults and the nature and status thereof of which he may have knowledge.

(b) The Company and each Subsidiary Guarantor shall deliver to the Trustee, as soon as possible and in any event within five days after the Company or such Subsidiary Guarantor becomes aware or should reasonably become aware of the occurrence of an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officer’s Certificate setting forth the details of such Event of Default or default, and the action which the Company or such Subsidiary Guarantor proposes to take with respect thereto.

Section 1005. Existence.

Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights (charter and statutory) and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 1006. Maintenance of Properties.

The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

Section 1007. Payment of Taxes and Other Claims.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 1008. Maintenance of Insurance.

The Company shall, and shall cause its Subsidiaries to, keep at all times all of their properties which are of an insurable nature insured against loss or damage with insurers believed by the Company to be responsible to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in accordance with good business practice.

Section 1009. Waiver of Certain Covenants.

Except as otherwise specified as contemplated by Section 301 for Securities of such series, the Company may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any of Sections 1005 through 1008 or in any covenant provided pursuant to Section 301(22), 901(2) or 901(7) for the benefit of the Holders of such series if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

Section 1101. Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for such Securities) in accordance with this Article.

Section 1102. Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 301 for such Securities. In case of any redemption at the election of the Company of less than all the Securities of any series (including any such redemption affecting only a single Security), the Company shall, at least five Business Days prior to giving notice of such redemption (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction.

Section 1103. Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities of any series are to be redeemed (unless all the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected by the Trustee, from the Outstanding Securities of such series not previously called for redemption, (i) in compliance with the requirements of the principal national securities exchange, if any, on which the Securities of such series are listed or (ii), if the Securities of such series are not so listed, then by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

The Trustee shall notify the Company in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed. If any Security selected for partial redemption is surrendered for conversion after such selection, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Upon any redemption of less than all the Securities of a series, for purposes of selection for redemption the Company and the Trustee may treat as Outstanding Securities surrendered for conversion during the period of 15 days next preceding the mailing of a notice of redemption, and need not treat as Outstanding any Security authenticated and delivered during such period in exchange for the unconverted portion of any Security converted in part during such period.

Section 1104. Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register; provided, however, notice of redemption may be given more than 60 days prior to the Redemption Date if the notice is issued in connection with a satisfaction and discharge pursuant to Article Four.

All notices of redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price, if then determinable and otherwise the method of its determination,

(3) if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed,

(4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(5) the place or places where each such Security is to be surrendered for payment of the Redemption Price,

(6) that the redemption is for a sinking fund, if such is the case, and

(7) if applicable, the Conversion Price then in effect and the date on which the right to convert the Securities or portions thereof to be redeemed will expire.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company and shall be irrevocable; provided that, in the event the Trustee is to give such notice, the Company has delivered to the Trustee at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the proposed mailing date an Officer’s Certificate requesting the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 1105. Deposit of Redemption Price.

At or prior to 11:00 a.m. Eastern time on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date. If any Security called for redemption is converted pursuant hereto, any money deposited with the Trustee or any Paying Agent or so segregated and held in trust for the redemption of such Security shall be paid to the Company upon delivery of a Company Request to the Trustee or such Paying Agent, or, if then held by the Company, shall be discharged from such trust.

Section 1106. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 301, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 1107. Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, if applicable to Subsidiary Guarantors shall execute the Subsidiary Guarantee endorsed thereon, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE TWELVE

[INTENTIONALLY OMITTED]

ARTICLE THIRTEEN

SUBSIDIARY GUARANTEES

Section 1301. Applicability of Article.

Unless the Company elects to issue any series of Securities without the benefit of the Subsidiary Guarantees, which election shall be evidenced in or pursuant to the Board Resolution or supplemental indenture establishing such series of Securities pursuant to Section 301, the provisions of this Article shall be applicable to each series of Securities except as otherwise specified in or pursuant to the Board Resolution or supplemental indenture establishing such series pursuant to Section 301.

Section 1302. Subsidiary Guarantee.

Subject to Section 1301, each Subsidiary Guarantor hereby, jointly and severally, fully and unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on such Security when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption, offer to purchase or otherwise, in accordance with the terms of such Security and of this Indenture, and each Subsidiary Guarantor similarly guarantees to the Trustee the payment of all amounts owing to the Trustee in accordance with the terms of this Indenture. In case of the failure of the Company punctually to make any such payment, each Subsidiary Guarantor hereby, jointly and severally, agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, call for redemption, offer to purchase or otherwise, and as if such payment were made by the Company.

Each of the Subsidiary Guarantors hereby jointly and severally agrees that its obligations hereunder shall be absolute, unconditional, irrespective of, and shall be unaffected by, the validity, regularity or enforceability of such Security or this Indenture, the absence of any action to enforce the same or any release, amendment, waiver or indulgence granted to the Company or any guarantor or any consent to departure from any requirement of any other guarantee of all or any of the Securities of such series or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such release, amendment, waiver or indulgence shall, without the consent of such Subsidiary Guarantor, increase the principal amount of such Security, or increase the interest rate thereon, or alter the Stated Maturity thereof. Each of the Subsidiary Guarantors hereby waives the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other lien on any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Subsidiary Guarantee will not be discharged in respect of such Security except by complete performance of the obligations contained in such Security and in such Subsidiary Guarantee. Each Subsidiary Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Securities of a series, to collect interest on the Securities of a series, or to enforce or exercise any other right or remedy with respect to the

Securities of a series, such Subsidiary Guarantor agrees to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

Each Subsidiary Guarantor shall be subrogated to all rights of the Holders of the Securities upon which its Subsidiary Guarantee is endorsed against the Company in respect of any amounts paid by such Subsidiary Guarantor on account of such Security pursuant to the provisions of its Subsidiary Guarantee or this Indenture; provided, however, that no Subsidiary Guarantor shall be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any) and interest on all Securities of the relevant series issued hereunder shall have been paid in full.

Each Subsidiary Guarantor that makes or is required to make any payment in respect of its Subsidiary Guarantee shall be entitled to seek contribution from the other Subsidiary Guarantors to the extent permitted by applicable law; provided, however, that no Subsidiary Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of contribution until the principal of (and premium, if any) and interest on all Securities of the relevant series issued hereunder shall have been paid in full.

Each Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities of a series, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any Holder of the Securities, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 1303. Execution and Delivery of Subsidiary Guarantees.

The Subsidiary Guarantees to be endorsed on the Securities shall include the terms of the Subsidiary Guarantee set forth in Section 1302 and any other terms that may be set forth in the form established pursuant to Section 204. Subject to Section 1301, each of the Subsidiary Guarantors hereby agrees to execute its Subsidiary Guarantee, in a form established pursuant to Section 204, to be endorsed on each Security authenticated and delivered by the Trustee.

The Subsidiary Guarantee shall be executed on behalf of each respective Subsidiary Guarantor by any of such Subsidiary Guarantor’s Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents. The signature of any of these persons on the Subsidiary Guarantee may be manual or facsimile.

A Subsidiary Guarantee bearing the manual or facsimile signature of individuals who were at any time the proper officers of a Subsidiary Guarantor shall bind such Subsidiary Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Security on which such Subsidiary Guarantee is endorsed or did not hold such offices at the date of such Subsidiary Guarantee.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee endorsed thereon on behalf of the Subsidiary Guarantors and shall bind each Subsidiary Guarantor notwithstanding the fact that Subsidiary Guarantee does not bear the signature of such Subsidiary Guarantor. Each of the Subsidiary Guarantors hereby jointly and severally agrees that its Subsidiary Guarantee set forth in Section 1302 and in the form of Subsidiary Guarantee established pursuant to Section 204 shall remain in full force and effect notwithstanding any failure to endorse a Subsidiary Guarantee on any Security.

Section 1304. Release of Subsidiary Guarantors.

Unless otherwise specified pursuant to Section 301 with respect to a series of Securities, each Subsidiary Guarantee will remain in effect with respect to the respective Subsidiary Guarantor until the entire principal of, premium, if any, and interest on the Securities to which such Subsidiary Guarantee relates shall have been paid in full or otherwise discharged in accordance with the provisions of such Securities and this Indenture and all amounts owing to the Trustee hereunder have been paid; provided, however, that if (i) such Subsidiary Guarantor ceases to be a Subsidiary in compliance with the applicable provisions of this Indenture, (ii) the Securities are defeased and discharged pursuant to Section 1502 or any covenants with respect to the Securities are defeased pursuant to Section 1503 or (iii) all or substantially all of the assets of such Subsidiary Guarantor or all of the Capital Stock of such Subsidiary Guarantor is sold (including by issuance, merger, consolidation or otherwise) by the Company or any Subsidiary in a transaction complying with the requirements of this Indenture, then, in each case of (i), (ii) or (iii), upon delivery by the Company of an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent herein provided for relating to the release of such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee and this Article Thirteen have been complied with, such Subsidiary Guarantor shall be released and discharged of its obligations under its Subsidiary Guarantee and under this Article Thirteen without any action on the part of the Trustee or any Holder, and the Trustee shall execute any documents reasonably required in order to acknowledge the release of such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee endorsed on the Securities of such series and under this Article Thirteen.

Section 1305. Additional Subsidiary Guarantors.

Unless otherwise specified pursuant to Section 301 with respect to a series of Securities, the Company will cause any domestic Subsidiary of the Company that becomes a Subsidiary after the date the Securities of a series are first issued hereunder to become a Subsidiary Guarantor as soon as practicable after such Subsidiary becomes a Subsidiary. The Company shall cause any such Subsidiary to become a Subsidiary Guarantor with respect to the Securities by executing and delivering to the Trustee (a) a supplemental indenture, in form and substance satisfactory to the Trustee, which subjects such Person to the provisions (including the representations and warranties) of this Indenture as a Subsidiary Guarantor and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and such supplemental indenture and such Person’s obligations under its Subsidiary Guarantee and this Indenture constitute the legal, valid, binding and enforceable obligations of such Person (subject to such customary exceptions concerning creditors’ rights and equitable principles as may be acceptable to the Trustee in its discretion).

Section 1306. Limitation on Liability.

Any term or provision of this Indenture to the contrary notwithstanding, the maximum amount of the Subsidiary Guarantee of any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed by such Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

ARTICLE FOURTEEN

[INTENTIONALLY OMITTED]

ARTICLE FIFTEEN

DEFEASANCE AND COVENANT DEFEASANCE

Section 1501. Company’s Option to Effect Defeasance or Covenant Defeasance.

The Company may elect, at its option at any time, to have Section 1502 or Section 1503 applied to any Securities or any series of Securities, as the case may be, designated pursuant to Section 301 as being defeasible pursuant to such Section 1502 or 1503, in accordance with any applicable requirements provided pursuant to Section 301 and upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced in or pursuant to a Board Resolution or in another manner specified as contemplated by Section 301 for such Securities.

Section 1502. Defeasance and Discharge.

Upon the Company’s exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, the Company shall be deemed to have been discharged from its obligations, and each Subsidiary Guarantor shall be deemed to have been discharged from its obligations with respect to its Subsidiary Guarantees of such Securities, as provided in this Section on and after the date the conditions set forth in Section 1504 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 1504 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due, or to convert such Securities in accordance with the provisions of Article Seventeen, (2) the Company’s and each Subsidiary Guarantor’s obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003 and, if applicable, Article Seventeen, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article. Subject to compliance with this Article, the Company may exercise its option (if any) to have this Section applied to any Securities notwithstanding the prior exercise of its option (if any) to have Section 1503 applied to such Securities.

Section 1503. Covenant Defeasance.

Upon the Company’s exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, (1) the Company shall be released from its obligations under Section 801(3), Sections 1005 through 1008, inclusive, and any covenants provided pursuant to Section 301(22), 901(2) or 901(7) for the benefit of the Holders of such Securities, and (2) the occurrence of any event specified in Sections 501(4) (with respect to any of Section 801(3), Sections 1005 through 1008, inclusive, and any such covenants provided pursuant to Section 301(22), 901(2) or 901(7)), 501(9) and 501(10) shall be deemed not to be or result in an Event of Default, in each case with respect to such

Securities and Subsidiary Guarantees as provided in this Section on and after the date the conditions set forth in Section 1504 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company and the Subsidiary Guarantors, as applicable, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 501(4)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

Section 1504. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of Section 1502 or Section 1503 to any Securities or any series of Securities, as the case may be:

(1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 609 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on such Securities on the respective Stated Maturities, in accordance with the terms of this Indenture and such Securities. As used herein, “U.S. Government Obligation” means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

(2) In the event of an election to have Section 1502 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this instrument, there has been a change in the applicable Federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(3) In the event of an election to have Section 1503 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(4) The Company shall have delivered to the Trustee an Officer’s Certificate to the effect that neither such Securities nor any other Securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit.

(5) No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 501(7) and (8), at any time on or prior to the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 121st day).

(6) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

(7) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

(8) [intentionally omitted]

(9) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause either the Trustee or the trust so created to be subject to the Investment Company Act of 1940.

(10) The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

Section 1505. Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 1506, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 1504 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1504 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1504 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

Section 1506. Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company or any Subsidiary Guarantor has been discharged or released pursuant to Section 1502 or 1503 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 1505 with respect to such Securities in accordance with this Article; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

ARTICLE SIXTEEN

SINKING FUNDS

Section 1601. Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 301 for such Securities.

The minimum amount of any sinking fund payment provided for by the terms of any Securities is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of such Securities is herein referred to as an “optional sinking fund payment”. If provided for by the terms of any Securities, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1602. Each sinking fund payment shall be applied to the redemption of Securities as provided for by the terms of such Securities.

Section 1602. Satisfaction of Sinking Fund Payments with Securities.

The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been (x) converted pursuant to Article Seventeen or (y) redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of such series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities, provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 1603. Redemption of Securities for Sinking Fund.

Not less than 40 days prior to each sinking fund payment date for any Securities, the Company will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 1602 and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days prior to each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

ARTICLE SEVENTEEN

CONVERSION OF SECURITIES

Section 1701. Applicability of Article.

The provisions of this Article shall be applicable to the Securities of any series which are convertible into Common Stock or, if so provided in a Board Resolution, Officer’s Certificate or executed supplemental indenture referred to in Sections 201 and 301 by or pursuant to which the form and terms of the Securities of such series were established, cash in lieu thereof, as and to the extent provided by the terms of the Securities of such series.

Section 1702. Exercise of Conversion Privilege.

In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security to the Conversion Agent at any time during usual business hours at its office or agency maintained for the purpose as provided in this Indenture, accompanied by a fully executed written notice, in substantially the form set forth on the reverse of or attached to the Security, that the Holder elects to convert such Security or a stated portion thereof constituting a multiple of $1,000 in principal amount, and, if such Security is surrendered for conversion during the period between the close of business on any record date for such Security and the opening of business on the related Interest Payment Date and has not been called for redemption on a Redemption Date within such period, accompanied also by payment to the Company of an amount equal to the interest payable on such Interest Payment Date on the portion of the principal amount of the Security being surrendered for conversion, notwithstanding such conversion. The Holder of any Security at the close of business of a record date for such Security shall be entitled to receive the interest payable on such Security on the corresponding Interest Payment Date notwithstanding the conversion thereof after such record date. The interest payment with respect to a Security called for redemption on a date during the period from the close of business on or after any record date for such Security to the close of business on the Business Day following the corresponding Interest Payment Date shall be payable on the corresponding Interest Payment Date to the Holder at the close of business of that record date (notwithstanding the conversion of such Security before the corresponding Interest Payment Date), and a Holder who elects to convert need not include funds equal to the interest paid. Such notice shall also state the name or names (and address) in which the certificate or certificates for shares of Common Stock shall be issued (or to whom payment in cash in lieu of Common

Stock shall be made). Securities surrendered for conversion shall (if so required by the Company or the Conversion Agent) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Conversion Agent duly executed by, the Holder or his attorney duly authorized in writing. As promptly as practicable after the receipt of such notice and the surrender of such Security as aforesaid, the Company shall, subject to the provisions of Section 1707, issue and deliver at such office or agency to such Holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable on conversion of such Security in accordance with the provisions of such Security and cash, as provided in Section 1703, in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion or, if so provided in a Board Resolution, Officer’s Certificate or executed supplemental indenture referred to in Sections 201 and 301 by or pursuant to which the form and terms of the Securities of such series were established, cash in lieu of shares of Common Stock. Such conversion shall be at the Conversion Price in effect, and shall be deemed to have been effected, immediately prior to the close of business on the date (herein called the “Date of Conversion”) on which such notice in proper form shall have been received by the Conversion Agent and such Security shall have been surrendered as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable, if any, upon such conversion shall be deemed to have become on the Date of Conversion the holder or holders of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person or Persons in whose name or names the certificate or certificates for such shares are to be issued, if any, as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open but such conversion shall nevertheless be at the Conversion Price in effect at the close of business on the date when such Security shall have been so surrendered with the conversion notice in proper form. In the case of conversion of a portion, but less than all, of a Security, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a Security or Securities in the aggregate principal amount of the unconverted portion of the Security surrendered. Except as otherwise expressly provided in this Indenture, no payment or adjustment shall be made for interest accrued on any Security (or portion thereof) converted or for dividends or distributions on any Common Stock issued upon conversion of any Security. The right, if any, of a Holder of any Security to cause the Company to redeem, purchase or repay such Security shall terminate upon receipt by the Company of any notice of conversion of such Security.

Section 1703. Fractional Interests.

No fractions of shares or scrip representing fractions of shares shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities so surrendered. If any fraction of a share of Common Stock would, except for the provisions of this Section 1703, be issuable on the conversion of any Security or Securities, the Company shall make payment in lieu thereof in cash equal to the value of such fraction computed on the basis of the Last Sale Price of one share of Common Stock on the most recent Trading Day prior to the Date of Conversion. “Last Sale Price” on any Trading Day shall mean (i) the closing price regular way (or, if no closing price is reported the average of the bid and asked prices) as reported on the New York Stock Exchange Composite Tape, or (ii) if on such Trading Day the Common Stock is not listed or admitted to trading on such exchange, the closing price regular way (or, if no closing price is reported the average of the bid and asked prices) on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or (iii) if not listed or admitted to trading on any national securities exchange on such Trading Day, then the average of the closing bid and asked prices as reported through the National Association of Securities Dealers, Inc. on its NASDAQ National Market or other NASDAQ market or through a similar organization if NASDAQ is no longer reporting information, or (iv) if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market or other NASDAQ market on such Trading Day, then the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose or (v) if not quoted by any such organization on such Trading Day, the fair value of such Common Stock on such Trading Day, as determined in good faith by the Board of Directors. The term “Trading Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on any of the above mentioned exchanges or in such markets.

Section 1704. Adjustment of Conversion Price.

The conversion price or rate (herein called the “Conversion Price”) for a series of Securities shall be as set forth in a Board Resolution, Officers’ Certificate or executed supplemental indenture referred to in Sections 201 and 301 by or pursuant to which the form and terms of the Securities of such series were established, and, except as otherwise provided therein, shall be subject to adjustment from time to time as follows:

(a) In case the Company shall (1) make or pay a dividend (or other distribution) in shares of Common Stock on any class of Capital Stock of the Company, (2) subdivide its outstanding shares of Common Stock into a greater number of shares, (3) combine its outstanding shares of Common Stock into a smaller number of shares or (4) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which he would have owned immediately following such action had such Security been converted immediately prior thereto. An adjustment made pursuant to this subsection (a) shall become effective immediately, except as provided in subsection (h) below, after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If as a result of an adjustment made pursuant to this subsection (a), the Holder of any Security thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of Capital Stock (including shares of Common Stock) of the Company, the Board of Directors (whose determination shall, if made in good faith, be conclusive and shall be described in a statement filed with the Trustee) shall determine the allocation of the adjusted Conversion Price between or among shares of such classes of Capital Stock.

(b) In case the Company shall issue rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (as determined pursuant to subsection (f) below) of the Common Stock on the record date mentioned below, the Conversion Price shall be adjusted to a price, computed to the nearest cent, so that the same shall equal the price determined by multiplying:

(1) the Conversion Price in effect immediately prior to the date of issuance of such rights, options or warrants by a fraction, of which

(2) the numerator shall be (A) the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants, immediately prior to such issuance, plus (B) the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such current market price (determined by multiplying such total number of shares by the exercise price of such rights, options or warrants and dividing the product so obtained by such current market price), and of which

(3) the denominator shall be (A) the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants, immediately prior to such issuance, plus (B) the number of additional shares of Common Stock which are so offered for subscription or purchase.

Such adjustment shall become effective immediately, except as provided in subsection (h) below, after the record date for the determination of holders entitled to receive such rights or warrants; provided, however, that if any such rights, options or warrants issued by the Company as described in this subsection (b) are only exercisable upon the occurrence of certain triggering events relating to control and provided for in shareholders’ rights plans, then the Conversion Price shall not be adjusted as provided in this subsection (b) until such triggering events shall occur .

(c) In case the Company or any of its Subsidiaries shall distribute to all holders of Common Stock evidences of indebtedness, shares of Capital Stock other than Common Stock, cash or other assets (including securities, but other than (x) regular dividends or distributions paid exclusively in cash or (y) any dividend or distribution for which an adjustment is required to be made in accordance with subsection (a) or (b) above), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in subsection (f) below) of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall, if made in good faith, be conclusive evidence of such fair market value) of the portion of the assets so distributed applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of the Common Stock. Such adjustment shall become effective immediately, except as provided in subsection (h) below, after the record date for the determination of stockholders entitled to receive such distribution. Notwithstanding the foregoing, in the event that the fair market value of the assets, evidences of indebtedness or other securities so distributed applicable to one share of Common Stock equals or exceeds such current market price per share of Common Stock, or such current market price exceeds such fair market value by less than $0.10 per share, the Conversion Price shall not be adjusted pursuant to this subsection (c) and, to the extent applicable, the provisions of subsection (k) shall apply to such distribution.

(d) In case the Company or any Subsidiary of the Company shall make any distribution consisting exclusively of cash (excluding any cash portion of distributions for which an adjustment is required to be made in accordance with (c) above, or cash distributed upon a merger or consolidation to which Section 1705 applies) to all holders of Common Stock in an aggregate amount that, combined together with (i) all other such all-cash distributions made within the then preceding 12 months in respect of which no adjustment has been made and (ii) any cash and the fair market value of other consideration paid or payable in respect of any tender offer by the Company or any of its Subsidiaries for Common Stock concluded within the preceding 12 months in respect of which no adjustment has been made, exceeds 15% of the Company’s market capitalization (defined as being the product of the then current market price of the Common Stock (determined as provided in subsection (f) below) times the number of shares of Common Stock then outstanding) on the record date of such distribution, then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the then current market price per share of the Common Stock on such record date less the amount of the cash so distributed applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of the Common Stock. Such adjustment shall become effective immediately, except as provided in subsection (h) below, after the record date for the determination of stockholders entitled to receive such distribution. Notwithstanding the foregoing, in the event that the cash so distributed applicable to one share of Common Stock equals or exceeds such current market price per share of Common Stock, or such current market price exceeds such amount of cash by less that $0.10 per share, the Conversion Price shall not be adjusted pursuant to this subsection (d), and, to the extent applicable, the provisions of subsection (k) shall apply to such distribution.

(e) In case there shall be completed a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock (any such tender or exchange offer being referred to as an “Offer”) that involves an aggregate consideration having a fair market value as of the expiration of such Offer (the “Expiration Time”) that, together with (i) any cash and the fair market value of any other consideration payable in respect of any other Offer, as of the expiration of such other Offer, expiring within the 12 months preceding the expiration of such Offer and in respect for which no Conversion Price adjustment pursuant to this subsection (e) has been made and (ii) the aggregate amount of any all-cash distributions referred to in subsection (d) of this Section 1704 to all holders of Common Stock within the 12 months preceding the expiration of such Offer for which no Conversion Price adjustment pursuant to such subsection (d) has been made, exceeds 15% of the product of the then current market price per share (determined as provided in subsection (f) below) of the Common Stock on the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, the Conversion Price shall be reduced by multiplying such Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be (i) the product of the then current market price per share (determined as provided in subsection (f) below) of the Common Stock on the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time minus (ii) the fair market value of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the Offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted being referred to as the “Purchased Shares”) and the denominator shall be the product of (i) such current market price per share on the Expiration Time times (ii) such number of outstanding shares on the Expiration Time less the number of Purchased Shares, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

For purposes of this subsection (e), the fair market value of any consideration with respect to an Offer shall be reasonably determined in good faith by the Board of Directors of the Company and described in a Board Resolution.

(f) For the purpose of any computation under subsections (b), (c), (d) and (e) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the Last Sale Prices of a share of Common Stock for the five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of the date in question and the date before the “ex date,” with respect to the issuance, distribution or Offer requiring such computation. For purposes of this paragraph, the term “ex date,” when used with respect to any issuance, distribution or payments with respect to an Offer, means the first date on which the Common Stock trades regular way on the New York Stock Exchange (or if not listed or admitted to trading thereon, then on the principal national securities exchange on which the Common Stock is listed or admitted to trading) without the right to receive such issuance, distribution or Offer.

(g) In addition the foregoing adjustments in subsections (a), (b), (c), (d) and (e) above, the Company will be permitted to make such reductions in the Conversion Price as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the shares of Common Stock.

In the event the Company elects to make such a reduction in the Conversion Price, the Company shall comply with the requirements of Rule 14e-1 of the Exchange Act and any other Federal and state laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Conversion Price; provided, however, that any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

(h) In any case in which this Section 1704 shall require that an adjustment (including by reason of the second sentence of subsection (a) or (c) above) be made immediately following a record date, the Company may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the Company shall, with respect to any Security converted after such record date and before such adjustment shall have become effective, (i) defer paying any cash payment pursuant to Section 1703 or issuing to the Holder of such Security the number of shares of Common Stock and other Capital Stock of the Company (or other assets or securities) issuable upon such conversion in excess of the number of shares of Common Stock and other Capital Stock of the Company issuable thereupon only on the basis of the Conversion Price prior to adjustment and (ii), not later than five Business Days after such adjustment shall have become effective, pay to such Holder the appropriate cash payment pursuant to Section 1703 and issue to such Holder the additional shares of Common Stock and other Capital Stock of the Company (or other assets or securities) issuable on such conversion.

(i) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price; provided, however, that any adjustments which by reason of this subsection (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article Seventeen shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

(j) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly (i) file with the Trustee and each Conversion Agent an Officer’s Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment, and (ii) give or cause to be given a notice of such adjustment to each Holder of Securities in the manner provided in Section 106.

(k) In the event that the Company distributes rights (including rights to distributions referred to by paragraphs (c) and (d) of this Section 1704 to the extent this paragraph (k) applies thereto) or warrants (other than those referred to in subsection (b) above) pro rata to holders of Common Stock, so long as any such rights or warrants have not expired or been redeemed by the Company, the Company shall make proper provision so that the Holder of any Security surrendered for conversion will be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the “Conversion Shares”), a number of rights or warrants to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the “Distribution Date”), the same number of rights or warrants to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the rights or warrants, and (ii) if such conversion occurs after such Distribution Date, the same number of rights or warrants to which a holder of the number of shares of Common Stock into which the principal amount of such Security so converted was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date in accordance with the terms and provisions of and applicable to the rights or warrants.

Section 1705. Continuation of Conversion Privilege in Case of Merger, Consolidation or Sale of Assets.

If any of the following shall occur, namely: (a) any reclassification or change of outstanding Conversion Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (b) any consolidation or merger of the Company with or into any other Person, or the merger of any other Person with or into the Company (other than a merger which does not result in any reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock) or (c) any transfer, conveyance, sale, lease or other disposition of all or substantially all of the assets of the Company, then the Company, or such successor or purchasing Person, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger or disposition, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security only into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger or disposition by a holder of the number of shares of Common Stock issuable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger or disposition assuming such holder of Common Stock of the Company failed to exercise his rights of an election, if any, as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger or disposition (provided that if the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger or disposition is not the same for each share of Common Stock of the Company held immediately prior to such reclassification, change, consolidation, merger or disposition in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purpose of this Section 1705 the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger or disposition by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Seventeen. If, in the case of any such consolidation, merger or disposition, the stock or other securities and property (including cash) receivable thereupon or in connection therewith by a holder of shares of Common Stock includes shares of stock or other securities and property (including cash) of a Person other than the successor or purchasing Person, as the case may be, in such consolidation, merger or disposition, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 1705 shall similarly apply to successive consolidations, mergers or dispositions.

Notice of the execution of each such supplemental indenture shall be given to each Holder of Securities in the manner provided in Section 106.

Neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger or disposition or to any adjustment to be made with respect thereto, but, subject to the provisions of Sections 601 and 603, may accept as conclusive evidence of the correctness of any such provision, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior the execution of any such supplemental indenture) with respect thereto.

Section 1706. Notice of Certain Events.

If:

(a) the Company shall declare a dividend (or any other distribution) payable to the holders of Common Stock otherwise than in cash; or

(b) the Company shall authorize the granting to all holders of Common Stock of rights, options or warrants to subscribe for or purchase any shares of stock of any class or of any other rights; or

(c) the Company shall authorize any reclassification or change of the Common Stock (other than a subdivision or combination of its outstanding shares of Common Stock), or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required under the laws of the state of incorporation of the Company, or the transfer, conveyance, sale, lease or other disposition of all or substantially all of the assets of the Company; or

(d) there shall be authorized or ordered any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

(e) the Company or any of its Subsidiaries shall complete an Offer;

then, the Company shall cause to be filed at the office or agency maintained for the purpose of conversion of the Securities as provided in Section 1002, and shall cause to be given to each Holder of Securities, in the manner provided in Section 106, at least 20 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating the date on which (1) a record is expected to be taken for the purpose of such dividend, distribution, rights, warrants, options or Offer, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, warrants or options or to participate in such Offer are to be determined, or (2) such reclassification, change, consolidation, merger, disposition, dissolution, liquidation or winding-up is expected to become effective and the date, if any is to be fixed, as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, disposition, dissolution, liquidation or winding-up.

Section 1707. Taxes on Conversion.

The Company will pay any and all documentary, stamp or similar taxes payable to the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant thereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the Holder of the Securities to be converted (or payment of cash in lieu thereof to a Person other than such Holder) and no such issue or delivery (or payment) shall be made unless and until the Person requesting such issue or delivery (or payment) has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid. The Company extends no protection with respect to any other taxes imposed in connection with conversion of Securities.

Section 1708. Company to Provide Stock.

The Company shall reserve, free from preemptive rights, out of its authorized but unissued shares, sufficient shares to provide for the conversion of convertible Securities from time to time as such Securities are presented for conversion, provided, however, that nothing contained herein shall be construed to preclude the Company from satisfying its obligations in respect of the conversion of Securities by delivery of repurchased shares of Common Stock which are held in the treasury of the Company.

If any shares of Common Stock to be reserved for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be validly issued or delivered upon conversion, then the Company covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be; provided, however, that nothing in this Section 1708 shall be deemed to affect in any way the obligations of the Company to convert Securities into Common Stock as provided in this Article Seventeen.

Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Common Stock, the Company will take all corporate action which may, in the opinion of counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and non-assessable by the Company and free of preemptive rights.

Section 1709. Disclaimer of Responsibility for Certain Matters.

Neither the Trustee, any Conversion Agent nor any agent of either shall at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the Officer’s Certificate referred to in Section 1704(j), or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee, any Conversion Agent nor any agent of either shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property (including cash), which may at any time be issued or delivered upon the conversion of any Security, and neither the Trustee, any Conversion Agent nor any agent of either makes any representation with respect thereto. Neither the Trustee, any Conversion Agent nor any agent of either shall be responsible for any failure of the Company to issue, register the transfer of or deliver any shares of Common Stock or stock certificates or other securities or property (including cash) upon the surrender of any Security for the purpose of conversion or, subject to Sections 601 and 603, to comply with any of the covenants of the Company contained in this Article Seventeen.

Section 1710. Return of Funds Deposited for Redemption of Converted Securities.

Any funds which at any time shall have been deposited by the Company or on its behalf with the Trustee or any Paying Agent for the purpose of paying the principal of and interest, if any, on any of the Securities and which shall not be required for such purposes because of the conversion of such Securities, as provided in this Indenture, shall forthwith after such conversion be repaid to the Company by the Trustee or such Paying Agent.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

Hanover Compressor Company

By	/s/ John E. Jackson
Name: John E. Jackson
Title: Senior Vice President and Chief Financial Officer

Wachovia Bank, National Association, as Trustee

By	/s/ R. Douglas Milner
Name: R. Douglas Milner
Title: Vice President

SCHEDULE I

SUBSIDIARY GUARANTORS

Subsidiary	State of Organization
None	Not applicable